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EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated January 28, 2000, included in the Company's Form 10-K for the year ended December 31, 1999 and to all references to our firm included in this registration statement.




/s/ ARTHUR ANDERSEN LLP

Portland, Oregon
September 14, 2000